SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – April 19, 2011

THE BANK OF NEW YORK MELLON CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-52710	13-2614959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	One Wall Street New York, New York (Address of principal executive offices)	10286 (Zip code)

Registrant’s telephone number, including area code – (212) 495-1784

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 19, 2011, the Registrant conducted a conference call and webcast with respect to results of operations for the first quarter 2011 for The Bank of New York Mellon Corporation. In conjunction with the conference call and webcast, the Registrant made available on its website, beginning on April 19, 2011, a Quarterly Earnings Review and Financial Trends information. The Quarterly Earnings Review is included as Exhibit 99.1 to this report and the Financial Trends information is included as Exhibit 99.2 to this report. Both exhibits are “furnished” pursuant to General Instruction B.2. of Form 8-K and are not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and are not incorporated by reference into any filings the Registrant has made or may make under the Securities Act of 1933.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 and 99.2 to this report contains information which may be considered to constitute “non-GAAP financial measures” as defined in Item 10 of Regulation S-K. The Registrant’s management believes that these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. Management believes that they facilitate comparisons with prior periods and reflect the principal basis on which management monitors financial performance. Management also believes this presentation allows investors to more appropriately evaluate the impact of revenues from both taxable and tax-exempt sources.

(d)	EXHIBITS.

Exhibit Number	Description

99.1	The Bank of New York Mellon Quarterly Earnings Review for first quarter 2011 dated April 19, 2011.

99.2	The Bank of New York Mellon Corporation 1Q 2011 Financial Trends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

The Bank of New York Mellon Corporation (Registrant)

Date: April 20, 2011	By:	/s/ Arlie R. Nogay
	Name:	Arlie R. Nogay
	Title:	Corporate Secretary

EXHIBIT INDEX

Number	Description	Method of Filing

99.1	The Bank of New York Mellon Quarterly Earnings Review for first quarter 2011 dated April 19, 2011.	Furnished herewith

99.2	The Bank of New York Mellon 1Q 2011 Financial Trends	Furnished herewith